UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 16, 2018

(Date of earliest event reported)

U.S. PRECIOUS METALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50703	14-1839426
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer I.D. No.)

1825 Ponce De Leon Blvd, Ste 178

Coral Gables, Florida 33134

(Address of Principal Executive Offices)

(786) 814-5804

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) 1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain

Officers; Compensatory Arrangements of Certain Officers.

Election of CFO.

On March 16, 2018, CEO John Leufray accepted the resignation of Chief Financial Officer (CFO) and Board of Directors member Michael Green, and immediately thereafter Yesit Campo was nominated and elected as the Company’s CFO.

Yesit J. Campo (Age 55). Mr. Campo serves the the Company as its Chief Financial Officer. Born in Barranquilla, Colombia, Mr. Campo graduated from the University of Miami in 1986 with a Bachelor of Business in Accounting. He acquired his CPA (Certified Public Accountant) License in 1989 and possesses more than 30 years of experience. At the beginning of his career, he worked for one on the most recognizable accounting firms in Miami, “Mallah, Furman & Company,” for approximately 5 years and then opened his own firm in 1989. In 2008, he became a Partner at Ocariz, Gitlin & Zomerfeld and since 2009, he has been a Partner at BizCPAS, which presently has 2 branches in the Doral area.

Mr. Campo’s experience is in individual, corporate and international income tax returns, IRS audit client representative, tax planning and consulting, and corporate audits. Mr. Campo is also an active member of various organizations like FICPA, AICPA, Doral Chamber of Commerce, and the Colombian Chamber of Commerce. He also assists and contributes to not-for-profit entities like Mision Child, The Casimiro Global Foundation, his local church, and others.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US PRECIOUS METALS, INC.

(Registrant)

/s/ JOHN LEUFRAY

John Leufray

Chief Executive Officer

Date: March 20, 2018